As Filed with the Securities and Exchange Commission July 26, 1999
                                                  Registration No. 333-_____
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM S-8
                        REGISTRATION STATEMENT
                                 Under
                      THE SECURITIES ACT OF 1933

                       BROWN SHOE COMPANY, INC.
                       ------------------------
        (Exact name of registrant as specified in its charter)

                 NEW YORK                                 43-0197190
     (State or otherjurisdiction of                   (I.R.S. Employer
     incorporation or organization)                   Identification No.)

                         8300 Maryland Avenue
                       St. Louis, Missouri 63105
                     (Address, including zip code,
             of registrant's principal executive offices)

             INCENTIVE AND STOCK COMPENSATION PLAN OF 1999
             ---------------------------------------------
                       (Full Title of the Plan)

                            Andrew M. Rosen
                  Senior Vice President and Treasurer
                       Brown Shoe Company, Inc.
                         8300 Maryland Avenue
                       St. Louis, Missouri 63105
                            (314) 854-4000
       (Name, address, including zip code, and telephone number,
              including area code, of agent for service)
              -----------------------------------------

                    CALCULATION OF REGISTRATION FEE
==============================================================================
                                      Proposed     Proposed
      Title of                        Maximum      Maximum
     Securities           Amount      Offering     Aggregate      Amount of
       to Be               to Be      Price per    Offering      Registration
     Registered         Registered    Share (1)    Price (1)        Fee
------------------------------------------------------------------------------
Common Stock, $3.75       900,000      $19.90      $17,910,000      $4,979
par value, including    shares (3)
Common Stock Purchase
Rights (2)
==============================================================================
(1) Computed pursuant to Rule 457(c) and (h) solely for the purpose of determining the registration fee. Proposed maximum offering price represents (i) the weighted average price per share based on the exercise price of stock options already granted and (ii) the average of the high and low reported market prices per share of Brown Shoe Company, Inc. Common Stock reported on the New York Stock Exchange for July 21, 1999, with respect to securities for which options have not yet been granted.
(2) Each share of Common Stock also represents one Common Stock Purchase Right. Value attributable to such Common Stock Purchase
     Right, if any, is reflected in the market price of the Common Stock. Prior to the occurrence of certain events as set forth in the Shareholder Rights Plan (See Company's Form 8-K dated March 8, 1996, as amended on Form 8-K dated August 8, 1997), the Common Stock Purchase Rights will not be evidenced separately from the Common
     Stock.
(3) This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to antidilution provisions and also relates to such additional shares from the Brown Group, Inc. Stock Option and Restricted Stock Plan of 1998 (the "1998 Plan") which have not as yet been awarded under the 1998 Plan and shares subject to any award under the 1998 Plan that are canceled, terminate, expire, or lapse for any reason. Such shares have been incorporated into the Incentive and Stock Compensation Plan of 1999 and were previously registered on Form S-8 (Registration No. 333-60671) and filed on August 5, 1998, as amended by Post-Effective Amendment No. 1 filed on August 7, 1998, in connection with which filing fees were paid.



                                PART II

                      INFORMATION REQUIRED IN THE
                        REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The following documents, which have been filed by Brown Shoe Company, Inc. (formerly known as Brown Group, Inc.) ("the Company") with the Securities and Exchange Commission, are incorporated by reference into this Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 30, 1999.
          (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended May 1, 1999.
          (c)  The  Company's Current Report on Form 8-K dated May 27,
               1999.
          (d) The description of the Company's Common Stock which is contained in the Company's Registration Statement on Form 10, as amended under cover of Form 8 filed on February 18, 1981.
          (e) The description of the Common Stock Purchase Rights which is contained in the Company's Form 8-K dated March 7, 1996, as amended on Form 8-K dated August 8, 1997.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the "1934 Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.   Description of Securities.

          The securities to be offered are registered under Section 12 of the 1934 Act.

Item 5.   Interest of Named Experts and Counsel.

          The legality of the Common Stock offered under the Plan has been passed upon for the Company by Robert D. Pickle, 8300 Maryland Avenue, St. Louis, Missouri 63105, Vice President, General Counsel and Corporate Secretary of the Company. As of July 23, 1999, Mr. Pickle was the beneficial owner of 23,100 shares of Common Stock and held options to acquire 16,000 shares of Common Stock.

Item 6.   Indemnification of Directors and Officers.

          The bylaws of the Company provide that the Company shall indemnify any director and officer, and may indemnify any employee or agent, of the Company or of any other entity if requested by the Company to serve as such, against any claim, liability, or expense incurred as a result of such service, to the maximum extent permitted by law. To the extent that such employee or agent has been successful in the defense of a civil or criminal proceeding arising out of such service, such employee or agent shall be entitled to such indemnification. The bylaws also provide that such indemnification is not exclusive of any other indemnification to which such director, officer, employee, or agent might be entitled and authorize the Company to enter into agreements with any such director, officer, employee, or agent, allowing such rights of indemnification as the Board of Directors deems appropriate, provided that any such agreement shall not provide for indemnification of such a director or officer if a final adjudication adverse to such director or officer establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action adjudicated or that he or she personally gained a financial profit or other advantage to which such director or officer was not legally entitled. Finally, the Company may purchase insurance to indemnify any such director, officer, employee, or agent, to the maximum extent allowed by law, whether or not the Company would otherwise have the power to indemnify such person.

          New York law authorizes a corporation to indemnify any person made, or threatened to be made, a party to any action, civil or criminal, other than a shareholders' derivative action, by reason of being a director or officer of the corporation or serving any other entity in any capacity (at the request of the corporation), against judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys' fees, in connection therewith, if such director or officer acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service to any other entity, not opposed to, the best interests of the corporation. A corporation may indemnify any person made, threatened to be made, a party to a shareholders' derivative action, in the circumstances and to the extent described in the preceding sentence, except that in such case no indemnification shall be made for a threatened action, or a pending action which is settled or otherwise disposed of, or any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent the court finds that such person is fairly and reasonably entitled to such indemnification. Any person who has been successful, on the merits or otherwise, in the defense of a civil or criminal proceeding as described above in this paragraph shall be entitled to indemnification under New York law.

          New York law provides that its statutory provisions relating to indemnification shall not be exclusive of any other indemnification to which a director or officer may be entitled by reason of the certificate of incorporation or bylaws or, if authorized by the certificate or bylaws, by reason of an agreement with the corporation, provided that no indemnification may be made to an officer or director if a final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action adjudicated or that such officer or director personally gained a financial profit or other advantage to which he or she was not legally entitled.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Company pursuant to such provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

          The directors and officers of the Company are insured under a policy of directors' and officers' liability insurance.

Item 7.   Exemption From Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          Reference is made to the Exhibit Index filed herewith.

Item 9.   Undertakings.

          (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
     Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1993 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                              SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on July 26, 1999.

                              Brown Shoe Company, Inc.



                              By:  /s/ Harry E. Rich
                              ----------------------------------
                                   Harry E. Rich
                                   Executive Vice President and
                                   Chief Financial Officer

                           POWER OF ATTORNEY

          Each person whose signature appears below hereby constitutes and appoints Harry E. Rich, Robert D. Pickle, and Andrew M. Rosen and each of them (with full power to each of them to act alone), his or her true and lawful attorneys in fact and agents for him or her and on his or her behalf and in his or her name, place, and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 26, 1999.

     Name                          Title
     ----                          -----

  /s/ Ronald A. Fromm              Chairman of the Board, President,
----------------------------       Chief Executive Officer and Director
    Ronald  A.  Fromm



/s/ Harry E. Rich                  Executive Vice President, Chief
----------------------------       Financial Officer and Director
  Harry E. Rich




     Name                          Title
     ----                          -----



  /s/ Richard C. Schumacher        Vice President and Controller
-----------------------------
  Richard C. Schumacher




-----------------------------      Director
  Joseph L. Bower



-----------------------------      Director
  Julie C. Esrey



 /s/ Richard A. Liddy              Director
-----------------------------
  Richard A. Liddy



 /s/ John Peters MacCarthy         Director
-----------------------------
  John Peters MacCarthy



-----------------------------      Director
  Patricia G. McGinnis



 /s/ Jerry E. Ritter               Director
-----------------------------
  Jerry E. Ritter



                       Brown Shoe Company, Inc.

                            EXHIBIT INDEX
Exhibit
Number   Description
-------  -----------

4.1 Certificate of Incorporation of the Company as amended through February 16, 1984, incorporated herein by reference to Exhibit 3 to the Company's Report on Form 10-K for the fiscal year ended November 1, 1986.

4.2 Amendment of Certificate of Incorporation of the Company filed February 20, 1987, incorporated herein by reference to Exhibit 3 to the Company's Report on Form 10-K for the fiscal year ended January 30, 1988.

4.3 Amendment of Certificate of Incorporation of the Company filed May 27, 1999, incorporated herein by reference to
         Exhibit 3 to the Company's Report on Form 10-Q for the quarterly period ended May 1, 1999.

4.4 Bylaws of the Company as amended through April 20, 1999, incorporated herein by reference to Exhibit 3(b) to the Company's Report on Form 10-K for the fiscal year ended
         January 30, 1999.

4.5 Rights Agreement dated as of March 7, 1996, between the Company and First Chicago Trust Company of New York, which includes as Exhibit A the form of Rights Certificate evidencing the Company's Common Stock Purchase Rights, incorporated herein by reference to the Company's Form 8-K dated March 8, 1996.

4.6 Amendment to Rights Agreement between Brown Group, Inc. and First Chicago Trust Company of New York, dated as of July 8, 1997, effective August 11, 1997, incorporated herein by reference to the Company's Form 8-K dated August 8, 1997.

5.1      Legal Opinion of Counsel

23.1     Consent of Ernst & Young LLP

23.2     Consent of Robert D. Pickle, Esq. (included in Exhibit 5.1)

24.1     Power of Attorney (included on Signature Page)